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                                                                     Exhibit 4.3



                  SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of August 6, 2002, among BERRY PLASTICS ACQUISITION CORPORATION IV, BERRY PLASTICS ACQUISITION CORPORATION V, BERRY PLASTICS ACQUISITION CORPORATION VI, BERRY PLASTICS ACQUISITION CORPORATION VII, BERRY PLASTICS ACQUISITION CORPORATION VIII, BERRY PLASTICS ACQUISITION CORPORATION IX, BERRY PLASTICS ACQUISITION CORPORATION X, BERRY PLASTICS ACQUISITION CORPORATION XI, BERRY PLASTICS ACQUISITION CORPORATION XII, BERRY PLASTICS ACQUISITION CORPORATION XIII, each a Delaware corporation, BERRY PLASTICS ACQUISITION CORPORATION XIV, LLC and BERRY PLASTICS ACQUISITION CORPORATION XV, LLC, each a Delaware limited liability company (each, a "New Guarantor" and, collectively, the "New Guarantors"), each a subsidiary of BERRY PLASTICS CORPORATION (or its successor), a Delaware corporation (the "Company"), BPC HOLDING CORPORATION, BERRY IOWA CORPORATION, PACKERWARE CORPORATION, KNIGHT PLASTICS, INC., BERRY STERLING CORPORATION, BERRY PLASTICS DESIGN CORPORATION, POLY-SEAL CORPORATION, BERRY PLASTICS ACQUISITIONS CORPORATION III, VENTURE PACKAGING, INC., VENTURE PACKAGING MIDWEST, INC., BERRY PLASTICS TECHNICAL SERVICES, INC., CPI HOLDING CORPORATION, AEROCON, INC., PESCOR, INC., BERRY TRI-PLAS CORPORATION, each a Delaware corporation, and CARDINAL PACKAGING, INC., an Ohio corporation, and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the "Trustee").


                              W I T N E S S E T H :


            WHEREAS the Company and BPC HOLDING CORPORATION, BERRY IOWA CORPORATION, PACKERWARE CORPORATION, KNIGHT PLASTICS, INC., BERRY STERLING CORPORATION, BERRY PLASTICS DESIGN CORPORATION, POLY-SEAL CORPORATION, BERRY PLASTICS ACQUISITIONS CORPORATION III, VENTURE PACKAGING, INC., VENTURE PACKAGING MIDWEST, INC., BERRY PLASTICS TECHNICAL SERVICES, INC., CPI HOLDING CORPORATION, AEROCON, INC., PESCOR, INC., BERRY TRI-PLAS CORPORATION and CARDINAL PACKAGING, INC. (the "Existing Guarantors") has heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of July 22, 2002, providing for the issuance of an aggregate principal amount of up to $250,000,000 of 10 3/4% Senior Subordinated Notes due 2012 (the "Notes");
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      WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all the Company's obligations under the Notes pursuant to Note Guarantees on the terms and conditions set forth herein; and

      WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

      NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

      1. AGREEMENT TO GUARANTEE. The New Guarantors hereby agree, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Company's obligations under the Notes on the terms and subject to the conditions set forth in Articles 11 and 12 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.

      2. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

      3. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

      4. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

      5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not effect the construction thereof.

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      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.


BERRY PLASTICS ACQUISITION CORPORATION IV,
BERRY PLASTICS ACQUISITION CORPORATION V,
BERRY PLASTICS ACQUISITION CORPORATION VI,
BERRY PLASTICS ACQUISITION CORPORATION VII,
BERRY PLASTICS ACQUISITION CORPORATION VIII,
BERRY PLASTICS ACQUISITION CORPORATION IX,
BERRY PLASTICS ACQUISITION CORPORATION X,
BERRY PLASTICS ACQUISITION CORPORATION XI,
BERRY PLASTICS ACQUISITION CORPORATION XII,
BERRY PLASTICS ACQUISITION CORPORATION XIII,
BERRY PLASTICS ACQUISITION CORPORATION XIV, LLC,
BERRY PLASTICS ACQUISITION CORPORATION XV, LLC,

  by
    ______________________________
    Name:
    Title:


BERRY PLASTICS CORPORATION,

  by
    ______________________________
    Name:
    Title:

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BPC HOLDING CORPORATION,
BERRY IOWA CORPORATION,
PACKERWARE CORPORATION,
KNIGHT PLASTICS, INC.,
BERRY STERLING CORPORATION,
BERRY PLASTICS DESIGN CORPORATION,
POLY-SEAL CORPORATION,
BERRY PLASTICS ACQUISITIONS CORPORATION III,
VENTURE PACKAGING, INC.,
VENTURE PACKAGING MIDWEST, INC.,
BERRY PLASTICS TECHNICAL SERVICES,INC.,
CPI HOLDING CORPORATION,
AEROCON, INC.,
PESCOR, INC.,
BERRY TRI-PLAS CORPORATION,
CARDINAL PACKAGING, INC.,

  by
    ______________________________
    Name:
    Title:


U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee,

  by
    ______________________________
    Name:
    Title:

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